UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 6, 2009 Date of Earliest Event Reported: November 14, 2008

Global Energy Holdings Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32918 (Commission File Number)	84-1169517 (I.R.S. Employer Identification No.)

3348 Peachtree Road, NE Suite 250, Tower Place 200 Atlanta, Georgia (Address of principal executive offices)	30326 (Zip Code)

Registrant’s telephone number, including area code:	(404) 814-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 2, 2009, an indirect wholly owned subsidiary of Global Energy Holdings Group, Inc., the registrant, acquired pursuant to a Landfill Gas Sale and Purchase Agreement dated November 14, 2008 (as amended, the “Agreement”) the right to purchase from a subsidiary of Republic Services, Inc. (“Republic”) all of the landfill gas generated at Republic’s Hickory Ridge landfill located in Conley, Georgia (“Hickory Ridge”) through December 31, 2029.  We intend to process the landfill gas collected at Hickory Ridge to convert it into a saleable energy product.  We paid an aggregate purchase price of $3,350,000 to acquire the Hickory Ridge landfill gas purchase rights.

Pursuant to the Agreement, we will lease a portion of the Hickory Ridge property on which we will be required at our cost to acquire or construct a processing facility to process the landfill gas collected at Hickory Ridge.  We are also required, at our cost, to obtain all necessary permits and to construct all required pipelines and ancillary facilities to transport the collected landfill gas to the processing facility and the processed gas to any purchaser, as well as to install all metering and measuring equipment.   If we do not complete the processing facility, pipelines and ancillary facilities by December 31, 2010, subject to our right to extend the completion date through December 31, 2012 under certain circumstances, Republic will have the right to terminate the Agreement.

Once our processing facility commences commercial operation, we will pay Republic for landfill gas received at the processing facility a percentage royalty on the sum of the revenue that we collect from the sale of gas from the processing facility plus the value of certain environmental allowances, credits and offsets attributable to our processing facility’s displacement of conventional energy generation.  This percentage royalty is subject to adjustment, either upward or downward, whenever the New York Mercantile Exchange monthly settling price for natural gas exceeds or is less than, respectively, a specified range.

A copy of the press release we issued on February 6, 2009 to announce our acquisition of the Hickory Ridge landfill gas purchase rights is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this Form 8-K contains forward-looking statements, including certain plans and expectations, which are subject to numerous assumptions, risks, and uncertainties.  A number of factors, including but not limited to those set forth under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2007, and other factors described from time to time in our other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements.  All forward-looking statements included in this Form 8-K are based on information available at the time of the report.  Global assumes no obligation to update any forward-looking statement.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by Global Energy Holdings Group, Inc. on February 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GLOBAL ENERGY HOLDINGS GROUP, INC.

Date: February 6, 2009	By:	/s/ Romilos Papadopoulos
Romilos Papadopoulos
Chief Financial Officer